UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2018

CAPITAL CITY BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (850) 402-7821

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                          Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

CAPITAL CITY BANK GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 2.02      Results of Operations and Financial Condition.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The new law makes broad and complex changes to the U.S. tax code and it will take time to interpret the changes. Based on Capital City Bank Group, Inc.’s (the “Company”) current understanding of the law following a preliminary review, the Company estimates significant impacts to its fourth quarter and full year 2017 earnings, as well as future periods.

In particular, the reduction of the U.S. corporate tax rate will cause the Company to revalue its U.S. deferred tax assets and liabilities at the lower tax rate of 21 percent. The Company estimates the overall impact of the Tax Act will require the Company to write down its net deferred tax asset by $4.0 million, or $0.24 per share in the fourth quarter of 2017.  This estimate is based upon a review and analysis of the Company’s net tax assets, including those accounted for in accumulated other comprehensive income.  The expected write-down of the Company’s deferred tax asset will also reduce the Company’s regulatory capital and its capital ratios, although its capital ratios are expected to remain well above all minimum regulatory capital requirements.

The banking industry is currently awaiting final guidance from the Financial Accounting Standards Board related to certain tax effects stranded in accumulated other comprehensive income, which may favorably impact the Company’s regulatory capital ratios.

While the Tax Act is expected to negatively impact earnings in the fourth quarter of 2017, the lower corporate tax rate is expected to be a significant ongoing benefit to the Company. Beginning in 2018, the Company anticipates an effective tax rate of approximately 24%.

The Company expects to announce financial results for the quarter and year ended December 31, 2017 on January 23, 2018.

The information furnished under Item 2.02 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Form 8-K are based on current plans and expectations that are subject to uncertainties and risks, including the impact of the Tax Act and the issuance of any related interpretations, which could cause the Company’s future results to differ materially. The following factors, among others, could cause the Company’s actual results to differ: the accuracy of the Company’s financial statement estimates and assumptions; legislative or regulatory changes, including the Dodd-Frank Act, Basel III, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect the Company’s computer systems or fraud related to debit card products; changes in consumer spending and savings habits; the Company’s growth and profitability; the strength of the U.S. economy and the local economies where the Company conducts operations; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing. Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Forward-looking statements in this Form 8-K speak only as of the date of this Form 8-K, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                CAPITAL CITY BANK GROUP, INC.

Date:      January 12, 2018                                                               By:

                                                                                                                        J. Kimbrough Davis,

                                                                                                                        Executive Vice President

                                                                                                                        and Chief Financial Officer